UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2026

NATHAN’S FAMOUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NATH	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously disclosed, on January 20, 2026, Nathan’s Famous, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Smithfield Foods, Inc., a Virginia corporation (“Buyer”) and Boardwalk Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Buyer (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof and in accordance with the General Corporation Law of the State of Delaware, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Buyer.

The Company held a special meeting of stockholders on Friday, October 23, 2026, at 9:00 A.M., Eastern Time (the “Special Meeting”), called for the purpose of approving proposals relating to the Merger Agreement.

At the close of business on September 22, 2026, the record date for the Special Meeting, there were 4,097,661 shares of common stock entitled to vote at the Special Meeting. Present at the Special Meeting or by proxy were holders of 3,276,011 shares, representing approximately 79.94% of the outstanding shares of common stock entitled to vote at the Special Meeting, and constituting a quorum.

The final results, by proposal, are set forth below:

1. Merger Proposal: To adopt the Agreement and Plan of Merger, dated as of January 20, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among Buyer, Merger Sub, and the Company, providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Buyer (the “Merger Proposal”).

For	Against	Abstain	Broker Non-Votes
3,229,773	28,025	18,213	0

2. Compensation Advisory Proposal: To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Advisory Proposal”).

For	Against	Abstain	Broker Non-Votes
2,263,635	888,724	123,652	0

3. Adjournment Proposal: To approve one or more adjournments of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

For	Against	Abstain	Broker Non-Votes
3,158,003	98,630	19,378	0

Each of the Merger Proposal and the Compensation Advisory Proposal was approved by the required vote of the Company’s stockholders. Sufficient votes were received to approve the Adjournment Proposal, but an adjournment was not necessary in light of the approval of the Merger Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2026	NATHAN’S FAMOUS, INC.

	By:	/s/ Eric Gatoff
		Name:	Eric Gatoff
		Title:	Chief Executive Officer